Exhibit 16.0

August 10, 2012

U.S. Securities & Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:

VR Holdings, Inc.

Commission file no:  333-166884

We have read Item 4.01 of VR Holdings, Inc.’s Form 8-K to be filed with the U.S. Securities and Exchange Commission, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas